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                                CERTIFICATE OF MERGER
                                       MERGING
                            WYOMING ACQUISITION SUB, INC.
                                    WITH AND INTO
                           COOPER & CHYAN TECHNOLOGY, INC.
                               -----------------------
              Pursuant to Section 251 of the General Corporation Law of
                                the State of Delaware

                               -----------------------

    Cooper & Chyan Technology, Inc. ("CCT") does hereby certify as follows:

    FIRST:    That the constituent corporations Wyoming Acquisition Sub, Inc.
("Wyoming") and CCT were incorporated pursuant to the Delaware General Corporation Law (the "DGCL").

    SECOND:   That an Agreement and Plan of Merger and Reorganization (the
"Reorganization Agreement"), setting forth the terms and conditions of the merger of Wyoming with and into CCT (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the DGCL.

    THIRD:    That CCT shall be the surviving corporation after the Merger (the
"Surviving Corporation"). The name of the Surviving Corporation shall be Cooper & Chyan Technology, Inc.

    FOURTH:   That the certificate of incorporation of the Surviving
Corporation, with such amendments as are effected by the Merger, is attached to this Certificate of Merger as Exhibit A, and, as so amended, shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation.

    FIFTH:    That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                           Cooper & Chyan Technology, Inc.
                           c/o Cadence Design Systems, Inc.
                                  2655 Seely Avenue
                                      Building 5
                                  San Jose, CA 95134

    SIXTH:    That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

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    SEVENTH:  That the Merger shall become effective upon the filing of this
Certificate of Merger with the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed in its corporate name this ____ day of ____________, 1997.


                                            COOPER & CHYAN TECHNOLOGY, INC.


                                            By:
                                                 -----------------------------
                                                 Name:
                                                        ----------------------
                                                 Title:
                                                        ----------------------


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